UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 24, 2004

VendingData Corporation
(Exact name of registrant as specified in its charter)

Nevada	00-32161	91-1696010
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6830 Spencer Street, Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(702) 733-7195

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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SECTION 2 - FINANCIAL INFORMATION

Item 2.01	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

       On September 21, 2004, VendingData Corporation received debt financing in the amount of $3,250,000 through a private placement of senior notes and warrants.  VendingData Corporation is conducting a private placement of units, where each unit consists of a senior note in the original principal amount of $25,000 and a warrant to purchase 1,500 shares of our common stock.  As of September 21, 2004, we have sold 130 units representing senior notes in the original principal amount of $3,250,000 and warrants to purchase 195,000 shares of our common stock.  The proposed uses for the private placement proceeds shall be for product build kits, tooling and manufacturing, product development and working capital.  VendingData Corporation may issue additional units of senior notes and warrants through this private placement.

       The units have not been, and will not be, registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and are offered pursuant to the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.  The units may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This Report on Form 8-K is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENDINGDATA CORPORATION
(Registrant)

Date: September 24, 2004
	By:	/s/ H. Michael Jahnke
H. Michael Jahnke
	Its:	Chief Operating Officer and Corporate Secretary